                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


                We consent to the incorporation by reference in this Annual Report (Form 10-K) of Nordson Corporation of our report dated December 10, 1996 included in the Annual Report to Shareholders of Nordson Corporation for the year ended November 3, 1996.

                We also consent to the incorporation by reference in the Registration Statements (Forms S-8) listed below and the related prospectuses of Nordson Corporation of our report dated December 10, 1996, with respect to the consolidated financial statements of Nordson Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended November 3, 1996:

        - Nordson Corporation 1982 Amended and Restated Stock Appreciation Rights Plan (No. 2-66776)
        - Nordson Corporation 1979 Employees Stock Option Plan (No. 2-66776)
        - Nordson Corporation 1982 Incentive Stock Option Plan (Nos. 2-82915 and 33-18279)
        - Nordson Employees' Savings Trust Plan (No. 33-18309)
        - Nordson Corporation 1989 Stock Option Plan (No. 33-32201)
        - Nordson Hourly-Rated Employees' Savings Trust Plan (No. 33-33481)
        - Nordson Corporation 1993 Long-Term Performance Plan (No. 33-67780)
        - Nordson Corporation - Slautterback Corporation 401(k) Profit Sharing Plan (No. 33-73522)




                                              /s/ Ernst & Young LLP
                                              Ernst & Young LLP


Cleveland, Ohio
January 29, 1997